                                                                    Exhibit 10.7

                                                                  EXECUTION COPY

================================================================================

                                 LOAN AGREEMENT

                                      among

                       SOCIEDAD MINERA CERRO VERDE S.A.A.,
                                   as Borrower

                        EACH OF THE LENDERS NAMED HEREIN,

                                       and

                             CALYON NEW YORK BRANCH,
                             as Administrative Agent

                         Dated as of September 30, 2005

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.  Definitions and Accounting Matters...........................     1
   1.01  Certain Defined Terms...........................................     1
   1.02  Other Definitions; Headings.....................................     4
   1.03  Reference to Master Participation Agreement.....................     4
   1.04  Interpretation..................................................     5

Section 2.  Loans, Promissory Notes and Prepayments......................     5
   2.01  Loans...........................................................     5
   2.02  Borrowings......................................................     5
   2.03  Agent and Other Fees............................................     6
   2.04  Commitment Fees.................................................     6
   2.05  Lending Offices.................................................     6
   2.06  Several Obligations; Remedies Independent.......................     6
   2.07  Promissory Notes................................................     6
   2.08  Voluntary Prepayments of Loans..................................     6
   2.09  Pro Rata Prepayments............................................     6
   2.10  Change in Commitments...........................................     7
   2.11  Mandatory Prepayments...........................................     7

Section 3.  Payments of Principal and Interest...........................     7
   3.01  Repayment of Loans..............................................     7
   3.02  Interest........................................................     8

Section 4.  Payments; Pro Rata Treatment; Computations; Etc..............     8
   4.01  Payments........................................................     8
   4.02  Pro Rata Treatment..............................................     9
   4.03  Computations....................................................     9
   4.04  Certain Notices.................................................     9
   4.05  Non-Receipt of Funds by the Administrative Agent................    10

Section 5.  Yield Protection, Etc........................................    11
   5.01  Additional Costs................................................    11
   5.02  Alternate Interest Rate.........................................    13
   5.03  Compensation....................................................    14
   5.04  Mitigation......................................................    15
   5.05  Applicable Lending Offices......................................    15

Section 6.  Conditions Precedent.........................................    15
   6.01  Initial Loans...................................................    15
   6.02  Additional Conditions...........................................    15

Section 7.  Representations and Warranties...............................    15

Section 8.  Covenants....................................................    15

Section 9.  Events of Default; Remedies..................................    15
   9.01  Events of Default...............................................    15
   9.02  Remedies........................................................    16

Section 10. The Administrative Agent.....................................    16
   10.01 Appointment, Powers and Immunities..............................    16
   10.02 Reliance by Administrative Agent................................    17
   10.03 Defaults........................................................    17
   10.04 Indemnification.................................................    17
   10.05 Non-Reliance on Administrative Agent and Other Lenders..........    18
   10.06 Failure to Act..................................................    18
   10.07 Resignation or Removal of Administrative Agent..................    18
   10.08 Voting..........................................................    19
   10.09 Administrative Agent Notices....................................    19

Section 11. Miscellaneous................................................    19
   11.01 Waiver..........................................................    19
   11.02 Notices.........................................................    20
   11.03 Amendments, Etc.................................................    21
   11.04 Successors and Assigns..........................................    21
   11.05 Assignments and Participations..................................    22
   11.06 Survival/Reinstatement..........................................    22
   11.07 No Immunity.....................................................    23
   11.08 Counterparts....................................................    23
   11.09 GOVERNING LAW AND SUBMISSION TO JURISDICTION....................    23
   11.10 WAIVER OF JURY TRIAL............................................    23
   11.11 Judgment Currency...............................................    23
   11.12 Severability....................................................    23
   11.13 English Language................................................    23

APPENDIX 1 - Notice of Borrowing

EXHIBIT A  - Form of Promissory Note
EXHIBIT B  - Amortization Schedule
EXHIBIT C  - Assignment and Acceptance Agreement

          LOAN AGREEMENT dated as of September 30, 2005 among SOCIEDAD MINERA CERRO VERDE S.A.A., a sociedad anonima abierta organized under the laws of Peru (the "Borrower"); each of the Lenders that is a signatory hereto as a "Lender", or each lender that may from time to time become a Lender, pursuant to Section 11.05(b) hereof, (each, a "Lender" and, collectively, the "Lenders"); and CALYON NEW YORK BRANCH, as agent for the Lenders (in such capacity, the "Administrative Agent").

          WHEREAS, On the date hereof, the Borrower, JBIC, the Lead JBIC Arrangers, KfW, the Lenders and the Administrative Agent have entered into the Master Participation Agreement (the "Master Participation Agreement"), which sets forth various terms for the financing of the development of the Sulfide Project;

          WHEREAS, for purposes of financing in part the development of the Sulfide Project, the Borrower desires that the Lenders make certain loans to it, and the Lenders wish to make certain loans to the Borrower, all on the terms and conditions set forth herein and in the Master Participation Agreement.

          NOW THEREFORE, in consideration of the foregoing, the agreements contained herein and in the Master Participation Agreement and for other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

          Section 1. Definitions and Accounting Matters.

          1.01 Certain Defined Terms. Except as otherwise defined herein, capitalized terms used herein (including the preamble and recital of this Agreement) shall have the meanings assigned to such terms in the Master Participation Agreement (including Schedule Z thereto). For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          "Additional Costs" has the meaning assigned thereto in Section
5.01(a).

          "Advance Date" has the meaning assigned thereto in Section 4.05.

          "Agreement" means this Loan Agreement.

          "Applicable Lending Office" means, for each Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time designate pursuant to
Section 5.05 as the office by which its Loans are to be made and maintained.

          "Availability Period" means, collectively, the Tranche A Availability Period and the Tranche B Availability Period.

          "Borrower" has the meaning assigned thereto in the first paragraph of this Agreement.

                         Commercial Banks Loan Agreement

          "Borrowing" means Loans made on the same date and as to which a single Interest Period is in effect pursuant to a Notice of Borrowing.

          "Commitment" means the aggregate of the Tranche A Commitment and the Tranche B Commitment.

          "Default Interest Period" means each successive period (not in excess of six months) as the Administrative Agent shall choose (with the consent of the Majority Bank Lenders), during which any amount payable by the Borrower hereunder is in default. The first such period shall commence as of the date on which such amount in default becomes due, and each such succeeding period shall commence immediately upon the expiry of the immediately preceding period; provided, however, that in the absence of, or pending consent of the Majority Bank Lenders, each Default Interest Period has a duration of one month.

          "Default Margin" means, in respect of any principal of any Loan or any other amount under this Agreement (including interest on a Loan), a rate per annum equal to 2%.

          "Eurocurrency Liabilities" has the meaning assigned thereto in Regulation D.

          "Lenders" has the meaning assigned thereto in the first paragraph of this Agreement.

          "LIBOR Rate" means, with respect to any Interest Period or Default Interest Period for any Loan, the interest rate per annum for deposits in Dollars, if any, for a period equal to the relevant interest period which appears on page 3750 on the Moneyline Telerate Inc. (or such other page or pages as shall replace that page or pages for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars) at or about 11:00 a.m. London time on the second Eurodollar Business Day before and for value on the first day of the Interest Period or Default Interest Period. If such rate does not appear on page 3750 on the Moneyline Telerate Inc. or such other page as shall replace that page for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, the LIBOR Rate shall be the interest per annum equal to the average (rounded upward to the nearest fifth decimal place, if such average is not such a decimal) of the interest rates per annum (as provided to the Administrative Agent) at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) two Eurodollar Business Days before the first day of the Interest Period or Default Interest Period in an amount substantially equal to each such Reference Bank's Loan comprising part of such borrowing to be outstanding during such interest period and for a period equal to (or if there is no equal, then most comparable) such interest period. The LIBOR Rate for any interest period for each Loan comprising part of the same borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by such agent from the Reference Banks two Eurodollar Business Days before the first day of such interest period. If any of the Reference Banks shall be unable or otherwise fails to provide a rate for the purposes of determining LIBOR as hereinabove provided, then LIBOR shall be determined on the basis of the rate or rates quoted by the remaining Reference Banks.

                         Commercial Banks Loan Agreement

          "LIBOR Reserve Period" has the meaning assigned to that term in
Section 5.01(d).

          "Loans" means, collectively, the Tranche A Loans and the Tranche B Loans provided to the Borrower pursuant to Section 2.01.

          "Majority Bank Lenders" means Lenders holding more than 50% of the sum of (a) the aggregate amount of uncancelled and undrawn Commitments and (b) the aggregate principal amount of outstanding Loans.

          "Margin" means (a) for the period from and including the date hereof to but excluding the Completion Release Date, 1.20% per annum, (b) for the period from and including the Completion Release Date to but excluding the third anniversary of the Completion Release Date, 1.4% per annum, (c) for the period from and including the third anniversary of the Completion Release Date to but excluding the fifth anniversary of the Completion Release Date, 1.70% per annum,
(d) for the period from and including the fifth anniversary of the Completion Release Date to but excluding the seventh anniversary of the Completion Release Date, 2% per annum and (e) for the period from and including the seventh anniversary of the Completion Release Date thereafter, 2.20% per annum.

          "Master Participation Agreement" has the meaning assigned thereto in the recitals of this Agreement.

          "Participant" has the meaning assigned thereto in Section 11.05(c).

          "Reference Banks" means, collectively CALYON New York Branch, Mizuho Corporate Bank Ltd., Scotia Capital and The Royal Bank of Scotland plc, or such substitute banks designated as such by the Administrative Agent from time to time to provide the quotations required for the determination of the LIBOR Rate and being the principal London offices of each such bank.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in any law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including such Lender of or under any law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Substitute Basis" has the meaning assigned thereto in Section 5.02.

          "Tranche A Availability Period" means the period from the date hereof until the Tranche A Commitment Termination Date.

                         Commercial Banks Loan Agreement

          "Tranche A Commitment" means, for each Lender, the obligation of such Lender to make Tranche A Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite the name of such Lender in Appendix A-1 of the Master Participation Agreement (as the same may be reduced at any time or from time to time pursuant to Sections 2.01, 2.10 and 11.05 hereof and
Section 2.03 of the Master Participation Agreement or pursuant to a permitted assignment) or, in the case of an assignee of a Tranche A Commitment, the amount specified in the Assignment and Acceptance Agreement entered into by such assignee.

          "Tranche A Commitment Termination Date" means the earlier of (i) the Availability Period End Date and (ii) the date on which the aggregate amount of the Tranche A Commitments of all Lenders is fully borrowed, terminated or reduced to zero.

          "Tranche A Loans" has the meaning assigned thereto in Section 2.01.

          "Tranche B Availability Period" means the period from the date on which the Tranche A Loans shall have been fully drawn until the Tranche B Commitment Termination Date.

          "Tranche B Commitment" means, for each Lender, the obligation of such Lender to make Tranche B Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite the name of such Lender in Appendix A-1 of the Master Participation Agreement (as the same may be reduced at any time or from time to time pursuant to Sections 2.01, 2.10 and 11.05 hereof and
Section 2.03 of the Master Participation Agreement or pursuant to a permitted assignment) or, in the case of an assignee of a Tranche B Commitment, the amount specified in the Assignment and Acceptance Agreement entered into by such assignee.

          "Tranche B Commitment Termination Date" means the earlier of (i) the Availability Period End Date and (ii) the date on which the aggregate amount of the Tranche B Commitments of all Lenders is fully borrowed, terminated or reduced to zero.

          "Tranche B Loans" has the meaning assigned thereto in Section 2.01.

          1.02 Other Definitions; Headings. The table of contents to this Agreement and section headings contained herein are for convenience of reference only and shall not affect the construction hereof.

          1.03 Reference to Master Participation Agreement. This Agreement and the Master Participation Agreement shall be viewed as, and shall constitute, one agreement governing the terms and conditions of the Loans; provided that the exercise of enforcement remedies shall be made solely pursuant to and in accordance with the Master Participation Agreement and the Master Security Agreement. In the event of conflict between this Agreement and the Master Participation Agreement or the Master Security Agreement, the Master Participation Agreement or the Master Security Agreement, as the case may be, shall prevail.

                         Commercial Banks Loan Agreement

          1.04 Interpretation. Section 1.02 of the Master Participation Agreement is hereby incorporated herein by reference as if fully set forth herein.

          Section 2. Loans, Promissory Notes and Prepayments.

          2.01 Loans.

          (a) Subject to the terms and conditions of this Agreement and the Master Participation Agreement, each Lender severally agrees to make loans to the Borrower in Dollars from time to time during the Tranche A Availability Period (the "Tranche A Loans") in an aggregate principal amount up to but not exceeding the amount of the Tranche A Commitment of such Lender. If the full amount of the Tranche A Commitment is not disbursed during the Tranche A Availability Period, the amount of any undrawn portion thereof shall be automatically reduced to zero as provided in Section 2.03 of the Master Participation Agreement.

          (b) Subject to the terms and conditions of this Agreement and the Master Participation Agreement, each Lender severally agrees to make loans to the Borrower in Dollars from time to time during the Tranche B Availability Period (the "Tranche B Loans") in an aggregate principal amount up to but not exceeding the amount of the Tranche B Commitment of such Lender. If the full amount of the Tranche B Commitment is not disbursed during the Tranche B Availability Period, the amount of any undrawn portion thereof shall be automatically reduced to zero as provided in Section 2.03 of the Master Participation Agreement.

          (c) Any amounts borrowed and paid or prepaid in accordance with the terms herein shall not be reborrowed by the Borrower.

          2.02 Borrowings. The Borrower shall give the Administrative Agent (who shall promptly notify the Lenders) notice of each Borrowing hereunder (which notice shall be copied to the Trustee and shall be irrevocable and effective upon receipt) as provided in Section 4.04, such notice to be substantially in the form of Appendix 1 to this Agreement. Except as to a Borrowing which utilizes the unborrowed Tranche A Commitments or Tranche B Commitments, as the case may be, in full, each Borrowing hereunder shall be in a minimum amount of US$2,500,000 and, if greater, in an amount which is an integral multiple of US$1,000,000.

          Not later than 10:00 a.m. New York time on the date specified in each notice for borrowing hereunder, each Lender shall make available the aggregate amount of the Loans to be made by it on such date (as determined in accordance with Section 4.02) to the Administrative Agent, at account number 01-88179-3701-00 (Attn: Loan Settlement, Ref: Cerro Verde) maintained by the Administrative Agent with CALYON New York Branch (ABA# 026-008-073) in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement and the Master Participation Agreement, be made available to the Borrower by 11:00 a.m. New York time on such date, by depositing such amount, in immediately available funds, in the Onshore Dollars Account.

                         Commercial Banks Loan Agreement

          2.03 Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for its own account, the Administrative Agent's fee, and to the Lenders (as Lead Arrangers) the upfront fees, each in the amounts set forth in the fee letter dated July 28, 2005 between the Lenders and the Borrower on the dates set forth in such fee letter.

          2.04 Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender's Tranche A Commitment and Tranche B Commitment, for the period from and including the date hereof to but excluding the final day of the Tranche A Availability Period and the Tranche B Availability Period, as the case may be, at a rate per annum equal to 0.375%. Accrued commitment fees shall be payable quarterly in arrears on each Interest Payment Date, on each date falling three calendar months after each Interest Payment Date and, in the case of the last installment of commitment fees payable hereunder, on the last day of the Tranche A Availability Period and the Tranche B Availability Period, as the case may be.

          2.05 Lending Offices. The Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

          2.06 Several Obligations; Remedies Independent. The amounts payable by the Borrower at any time hereunder and under the Promissory Notes to each Lender shall be separate and independent obligations of the Borrower and each Lender shall be entitled, in accordance with the Master Participation Agreement, to protect and enforce its rights arising out of this Agreement and the Promissory Notes held by it, and, except as otherwise provided in the Master Participation Agreement, it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.07 Promissory Notes. As additional evidence of the Borrower's obligation to pay the principal of the Loans as provided herein, the Borrower shall execute and deliver to the Administrative Agent on behalf of each Lender, Promissory Notes issued by the Borrower, in substantially the form set forth in Exhibit A hereto, with a dual column translation into Spanish to be included therein, in accordance with Section 2.08 of the Master Participation Agreement.

          2.08 Voluntary Prepayments of Loans. The Borrower shall have the right to prepay Loans, either in whole or in part, in accordance with Section 3.05 of the Master Participation Agreement, at any time or from time to time. Each prepayment of Loans under this Section 2.08 shall be accompanied by the prepayment compensation (if any) required under Section 3.11 of the Master Participation Agreement. Any prepayment made by the Borrower pursuant to Sections 2.08, 2.09 and 2.11 shall be made together with all accrued but unpaid interest on amounts prepaid and all other amounts (including any amounts due pursuant to Section 5) then due from the Borrower hereunder. Partial prepayment shall be applied to the Loans in accordance with Section 3.08 of the Master Participation Agreement.

          2.09 Pro Rata Prepayments. The extent to which prepayments by the Borrower to any Senior Lender in respect of the Senior Loan Obligations must be a Pro Rata Payment shall be determined in accordance with Section 3.04 of the Master Participation Agreement. A Lender may waive its right to receive any such prepayment without prejudice to its right to receive any

                         Commercial Banks Loan Agreement
subsequent prepayment. Each prepayment of Loans shall be accompanied by the prepayment compensation (if any) required under Section 3.11 of the Master Participation Agreement and shall be applied in accordance with the Master Participation Agreement. Amounts prepaid pursuant to this Section 2.09 may not be reborrowed by the Borrower.

          2.10 Change in Commitments.

          (a) Commitments Generally. The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitment subject to and in accordance with Section 2.03 of the Master Participation Agreement.

          (b) Tranche B Loan Commitments. On the date on which the Borrower issues Peruvian Bonds under the Peruvian Bonds Program, the Borrower shall reduce the aggregate unutilized amount of Tranche B Commitments outstanding on such date in an amount equal to the lesser of: (i) the aggregate amount of the Peruvian Bonds issuance and (ii) the aggregate unutilized amount of Tranche B Commitments outstanding on such date. To the extent that the aggregate proceeds of issuance of the Peruvian Bonds on such date exceeds the aggregate unutilized amount of Tranche B Commitments outstanding on such date, the Borrower shall prepay the Tranche B Loans outstanding (together with interest accrued and payable thereon) in an amount equal to the difference between (x) the aggregate proceeds of issuance of the Peruvian Bonds on such date and (y) the aggregate unutilized amount of Tranche B Commitments outstanding on such date.

          (c) No Reinstatement. Any portion of the Commitments once terminated or reduced may not be reinstated.

          2.11 Mandatory Prepayments.

          (a) Loans. The Borrower shall be obligated to prepay the Loans pursuant to Section 3.06 of the Master Participation Agreement.

          (b) Peruvian Bonds Program. On the date on which the Borrower issues Peruvian Bonds under the Peruvian Bonds Program, the Borrower shall prepay the Tranche B Loans in the principal amount required under Section 2.10(b).

          Section 3. Payments of Principal and Interest.

          3.01 Repayment of Loans. The Borrower hereby promises to pay to the Administrative Agent, for the account of the Lenders, the principal amount of the Loans in consecutive semi-annual installments payable commencing on the first Payment Date and on each subsequent Payment Date thereafter, each such installment to be in an aggregate principal amount computed in accordance with the Amortization Schedule set forth in Exhibit B (which Amortization Schedule may be revised by the Administrative Agent from time to time to take into account (a) prepayments of the Loans pursuant to the terms hereof and the Master Participation Agreement and (b) the actual first Payment Date); provided, however, that the

                         Commercial Banks Loan Agreement
amount of the final payment of principal of the Loans shall in any event be equal to the remaining unpaid principal amount of the Loans.

          3.02 Interest.

          (a) The Borrower hereby promises to pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of the Loan from such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to, for each Interest Period, the LIBOR Rate for such Loan for such Interest Period plus the applicable Margin.

          (b) The Borrower agrees that during the Continuance of any MPA Event of Default under Section 9.01 of the Master Participation Agreement (other than an MPA Event of Default under Section 9.01(a) of the Master Participation Agreement relating to this Agreement), the interest rate per annum which the Borrower is obligated to pay in respect of each Interest Period pursuant to sub-Section (a) above shall be increased by adding to such interest rate the Default Margin.

          (c) Accrued interest on each Loan shall be payable on each Interest Payment Date and upon any prepayment of a Loan (on the prepaid amount). Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to each of the Lenders and the Borrower.

          (d) If any installment of principal of any Loan or any other amount (including interest on a Loan) payable hereunder is not paid in full when due (whether at the stated due date, by acceleration, by mandatory prepayment or otherwise), the Borrower hereby agrees to pay from time to time upon demand interest on the amount past due and unpaid for such period of time within each related Default Interest Period during which such amount shall remain due and unpaid, at a rate per annum equal to (i) in respect of principal, the Default Margin plus the greater of (A) the rate of interest payable in respect of such principal pursuant to Section 3.02(a) (or, if applicable, Section 5.02) in effect immediately prior to such default in payment and (B) the sum of the LIBOR Rate for such Default Interest Period plus the Margin and (ii) in respect of such other amounts, the Default Margin plus the LIBOR Rate for such Default Interest Period plus the Margin.

          Section 4. Payments; Pro Rata Treatment; Computations; Etc.

          4.01 Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Promissory Notes (including fees and indemnities) shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent for the account of the Lenders at account number 01-88179-3701-00 (Attn: Loan Settlement, Ref: Cerro Verde) maintained by the Administrative Agent with CALYON New York Branch (ABA#026-008-073), not later than 11:00 a.m. New York time on the date on which such payment shall become

                         Commercial Banks Loan Agreement
due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Each payment received by the Administrative Agent under this Agreement or any Promissory Note for the account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (c) If the due date of any payment under this Agreement or any Promissory Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension; provided, however, that if such next succeeding Business Day falls in the following month, such date shall be the Business Day immediately preceding such date.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein or in the Master Participation Agreement, the Loans shall be disbursed by the Lenders pro rata in accordance with the maximum respective principal amounts of each Lender's Commitment. The extent to which payments by the Borrower to any Senior Facility Lender in respect of the Senior Loan Obligations must be a Pro Rata Payment shall be determined in accordance with Section 3.04 of the Master Participation Agreement.

          4.03 Computations. Interest on Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest and commitment fees are payable.

          4.04 Certain Notices.

          (a) Notices by the Borrower to the Administrative Agent of borrowings, termination or reduction of Commitments and voluntary prepayments of Loans shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of days, as the case may be, prior to the date of the relevant borrowing, termination or reduction of Commitments and voluntary prepayments of Loans, as the case may be, specified below:

Type of Notice                        Required Prior Notice
--------------                        ---------------------
Borrowing of Loans;                   15 Business Days for Base Advances
Termination or Reduction of           and 10 New York Business Days for
Commitments under Section 2.10; and   Stand-by Advances
Mandatory Prepayments of Loans

Voluntary Prepayments of Loans        60 days

          (b) If received later than 11:00 a.m. New York time on such date, such notice shall be effective on the next succeeding Business Day unless the Borrower is notified by the Administrative Agent that such notice shall be effective on the original Business Day.

                         Commercial Banks Loan Agreement

          (c) Each notice of borrowing or voluntary prepayment shall specify (i) the Tranche A Loans and/or Tranche B Loans to be borrowed or prepaid, (ii) the aggregate amount (subject to Sections 2.02, 2.08 and 2.09) of each Tranche A Loan and/or Tranche B Loan to be borrowed and (iii) the date of borrowing or voluntary prepayment (which shall be a Business Day). Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice (and in any event by the Business Day after the Administrative Agent's receipt thereof).

          4.05 Non-Receipt of Funds by the Administrative Agent.

          (a) Without limiting Section 2.07 of the Master Participation Agreement, unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to that indicated by the Administrative Agent in a notice to such recipient(s) as the Administrative Agent's cost of funds for such period (determined by the Administrative Agent in its reasonable discretion, which determination shall be conclusive) and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

          (b) If neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Borrower, as the case may be, to the Lenders, the Payor(s) and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for pursuant to Section 3.02 (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of any such Payor(s) under Section 3.02 to pay interest to such recipient(s) in respect of the Required Payment); and

                         Commercial Banks Loan Agreement

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 (and, in case the Borrower shall return such Required Payment to the Administrative Agent, without limiting any claim the Borrower may have against the Payor in respect of the Required Payment).

          (c) In the event that the Payor and the recipient(s) both return the Required Payment to the Administrative Agent together with interest thereon as required hereby, the Administrative Agent shall promptly pay to the recipient(s) such Required Payment together with such interest paid by the recipient(s).

          (d) The Administrative Agent shall promptly notify each Lender of any receipt of notice by the Administrative Agent from the Borrower that the Borrower does not intend to make the Required Payment to the Administrative Agent for account of one or more of the Lenders.

          Section 5. Yield Protection, Etc.

          5.01 Additional Costs.

          (a) The Borrower shall pay directly to each Lender from time to time such amounts as are necessary to compensate such Lender for any increase in costs attributable to its making or maintaining of any Loans to the Borrower or its obligation to make any Loans hereunder to the Borrower, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case, from those costs and amounts receivable existing on the date hereof, resulting from any Regulatory Change that:

          (i) imposes or modifies any reserve, special deposit or similar requirements, including any application of the Regulation D requirement, relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Rate" in Section 1.01), or any commitment of such Lender (including the Commitment of such Lender hereunder); or

          (ii) imposes or any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender.

          (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine in good faith to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any increase in costs that it in good faith determines is attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive, guideline or request (whether or

                         Commercial Banks Loan Agreement
not having the force of law and whether or not failure to comply therewith would be unlawful) of or by any court or governmental, monetary, fiscal or other authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) issued after the date of this Agreement by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive, guideline or request). For purposes of this Section 5.01(b), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (c) Section 5.01 does not apply, and no Lender shall be entitled to make any claim under Section 5.01, to the extent any Additional Cost is attributable directly or indirectly to the application of, compliance with or implementation of any part or "pillar" of the International Convergence of Capital Measurement Standards: a Revised Framework, published by the Basle Committee on Banking Supervision in June 2004 (as in effect on the date hereof), or any implementation or interpretation thereof, whether by any law or regulation, or otherwise, or to any change by a Lender from one method of calculating capital adequacy to another, insofar as such Additional Costs are directly or indirectly attributable to credit-related events or circumstances that are specific to a Lender and not solely to general regulatory guidelines or requirements imposed on the commercial banking sector generally.

          (d) Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under clause
(a) or (b) of this Section 5.01 as promptly as practicable, but in any event, within six months after such Lender obtains actual knowledge thereof; provided, that if such Lender fails to give such notice within six months after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any Additional Costs resulting from such event, only be entitled to payment under this Section
5.01 for costs incurred from and after the date six months prior to the date that such Lender does give such notice. Each Lender shall designate a different Applicable Lending Office, if possible, for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender shall furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under clause (a) or (b) of this Section 5.01. The payment of any such amount by the Borrower shall not preclude the Borrower from contesting such calculation.

                         Commercial Banks Loan Agreement

          (e) In the event that any Lender shall determine at any time that it is required to maintain reserves in respect of Eurocurrency Liabilities during any period during which the principal amount of any Loan is outstanding (each such period, for such Lender, a "LIBOR Reserve Period"), but only in respect of any period during which any reserve shall actually be maintained by such Lender for the Loans as a result of a reserve requirement applicable to it under Regulation D in connection with Eurocurrency Liabilities, then such Lender shall promptly give notice to the Borrower and the Administrative Agent of such determination, and the Borrower shall directly pay to such Lender additional interest on the unpaid principal amount of such Loan during such LIBOR Reserve Period at a rate per annum which shall, during each monthly period applicable to such Loan, be the amount by which (i) the LIBOR Rate for such monthly period divided (and rounded upward, if necessary, to the next whole multiple of 1/100 of 1%) by a percentage equal to 100% minus the then-stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to such Lender in respect of Eurocurrency Liabilities exceeds (ii) the LIBOR Rate for such monthly period. Any Lender so requesting compensation shall furnish along with such notice a certificate setting forth in reasonable detail the cost actually incurred to maintain such reserves and the basis for the determination of such amount. Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Borrower at the time that it is otherwise required to pay interest in respect of such Loan or, if later demanded by any Lender, promptly on the next Payment Date for any principal of the Loans after such demand. Each Lender agrees that, if it gives notice to the Borrower and the Administrative Agent of the existence of a LIBOR Reserve Period, it shall promptly notify the Borrower and the Administrative Agent of any termination thereof, at which time the Borrower shall cease to be obligated to pay additional interest to such Lender pursuant to the first sentence of this paragraph until such time, if any, as a subsequent LIBOR Reserve Period shall occur.

          (f) Any determination or allocation made by any Lender pursuant to this Section 5.01 shall be made by such Lender in good faith and, absent error, will be conclusive, so long as such determination is applied to the Borrower in a non-discriminatory manner as compared to similarly situated borrowers.

          5.02 Alternate Interest Rate. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period or Default Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section
     1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest as provided herein; or

          (b) the Majority Bank Lenders notify the Administrative Agent that (i) the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1.01 hereof upon which the rate of interest for such Interest Period or Default Interest Period is to be determined will not adequately reflect the cost to such Lenders of making or maintaining Loans, or maintaining any other amount hereunder not paid when due, for

                         Commercial Banks Loan Agreement
     such Interest Period or Default Interest Period or (ii) deposits in Dollars in the London interbank market are not available to Lenders in the ordinary course of business in sufficient amounts to make and/or maintain their Loans, then the Administrative Agent shall notify the Borrower thereof and the following provisions shall apply:

          (A) During the thirty-day period following the date of any such notice (the "Negotiation Period"), the Administrative Agent (on behalf of the Lenders) and the Borrower will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the "Substitute Basis") for determining the rate of interest to be applicable to Loans, and any other amounts hereunder not paid when due, from time to time and if, at the expiry of the Negotiation Period, the Administrative Agent (on behalf of the Lenders) and the Borrower have agreed upon a Substitute Basis and any required governmental approvals therefor have been obtained, the Substitute Basis shall take effect from such date (including such retroactive date) as the Administrative Agent (on behalf of the Lenders) and the Borrower may in such circumstance agree.

          (B) If at the expiry of the Negotiation Period, a Substitute Basis shall not have been agreed upon or any required governmental approvals therefor shall not have been obtained, the Administrative Agent (with the consent of the Majority Bank Lenders) shall notify the Borrower of the cost to the Lenders (as reasonably determined by them) of funding and maintaining the outstanding affected Loans, and any other amounts hereunder not paid when due for such Interest Period or Default Interest Period and the interest payable to the Lenders on Loans and such other amounts not paid when due to which such Interest Period or Default Interest Period applies shall be interest at a rate per annum equal to the cost of funding and maintaining such Loans or such other amounts as so notified by the Administrative Agent plus the applicable Margin plus, during any Interest Period or any Default Interest Period, upon the occurrence and during the Continuance of any MPA Event of Default under Section 9.01 of the Master Participation Agreement (other than any Event of Default under Section 9.01(a) thereof relating to this Agreement), the Default Margin.

The procedures specified in (A) and (B) above shall apply to each relevant period succeeding the first such period to which they were applied unless and until the Administrative Agent notifies the Borrower that the condition referred to in clause (a) of this Section 5.02 no longer exists or the Administrative Agent (at the request of the Majority Bank Lenders) notifies the Borrower that the condition referred to in clause (b) of this Section 5.02 no longer exists (which notice the Lenders agree to give or cause to be given promptly following the cessation of such condition), whereupon interest on Loans shall again be determined in accordance with the provisions of Section 3.02, effective commencing on the third Business Day after the date of such notice.

          5.03 Compensation. Upon request of the Administrative Agent on behalf of any Lender, the Borrower shall pay to the Administrative Agent for the account of such Lender such amount or amounts as shall be sufficient to indemnify it for any Funding Losses in accordance with Section 3.11 of the Master Participation Agreement.

                         Commercial Banks Loan Agreement

          5.04 Mitigation. If an event or circumstance occurs that would entitle a Lender to exercise any of the rights or benefits afforded by this Section 5, such Lender, promptly upon becoming aware of the same, shall take all steps as may be reasonably available to eliminate or mitigate the effects of such event or circumstance; provided, however, that such Lender shall not be under any obligation to take any step that, in its sole discretion, would (a) result in its incurring additional material costs or taxes or (b) otherwise be disadvantageous to such Lender; provided, further, that the Borrower shall reimburse any such Lender for all reasonable and documented costs and taxes incurred pursuant to this Section 5.04.

          5.05 Applicable Lending Offices. A Lender may change its Applicable Lending Office for any Loan by written notice to the Administrative Agent, the Trustee and the Borrower and such notice shall be effective for purposes of this Agreement as of the date specified therein.

          Section 6. Conditions Precedent.

          6.01 Initial Loans. The obligation of each Lender to make its initial Loan hereunder is subject to Section 3.10 of the Master Participation Agreement and the satisfaction (or waiver by each Lender) of any conditions set forth in
Section 5.01 of the Master Participation Agreement.

          6.02 Additional Conditions. The obligation of each Lender to make any Loan hereunder (excluding its initial Tranche A Loan which is subject to conditions described in Section 6.01 above) is subject to the satisfaction (or waiver by it) of the following conditions:

          (a) Satisfaction of Common Conditions Precedent. The common conditions precedent set forth in Section 5.02 of the Master Participation Agreement shall have been satisfied (or waived as provided therein); and

          (b) Suspension. The obligation of any Senior Facility Lender shall not have been deemed to be suspended pursuant to Section 3.10 of the Master Participation Agreement.

          Section 7. Representations and Warranties. The Borrower has given certain representations and warranties for the benefit of the Lenders in Article VI of the Master Participation Agreement. The rights of the Lenders in respect of such representations and warranties are set forth in the Master Participation Agreement and the Master Security Agreement.

          Section 8. Covenants. The Borrower has given covenants and agreements set forth in Article VII of the Master Participation Agreement. The rights of the Lenders in respect of such covenants and agreement are set forth in the Master Participation Agreement and the Master Security Agreement.

          Section 9. Events of Default; Remedies.

          9.01 Events of Default. Subject to Section 9.02, each of the MPA Events of Default set forth in Section 9.01 of the Master Participation Agreement is hereby incorporated by

                         Commercial Banks Loan Agreement
reference in this Agreement as if fully set forth herein, in accordance with their terms, unless waived in accordance with the Master Participation Agreement.

          9.02 Remedies. Upon the occurrence and Continuance of an MPA Event of Default as provided in Section 9.01 hereof, the Lenders shall have each of the rights and remedies provided in the Master Participation Agreement and the Master Security Agreement exercisable only pursuant to and in accordance with the terms thereof.

          Section 10. The Administrative Agent.

          10.01 Appointment, Powers and Immunities.

          (a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder, with such rights, authorities, discretions and powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and each Lender authorizes and instructs the Administrative Agent to execute and deliver each of the Master Participation Agreement, the Completion Guarantee, the Transfer Restrictions Agreement and any other Financing Document to which such Lender and/or the Administrative Agent is a party and each such Lender agrees to be bound by the terms and conditions of each such agreement as if it had executed and delivered such agreement for and in its own name.

          (b) Each Lender hereby agrees and acknowledges that the Administrative Agent shall act for and on behalf of the Lenders hereunder for purposes of each of the Master Participation Agreement, the Completion Guarantee and the Transfer Restrictions Agreement, and each Lender hereby authorizes such action by the Administrative Agent on its behalf in accordance with its appointment hereunder. Notwithstanding the foregoing, the Administrative Agent shall promptly upon request of any Lender deliver any request, notice or communication permitted to be given by any Senior Facility Lender under or pursuant to the Master Participation Agreement, the Completion Guarantee and the Transfer Restrictions Agreement.

          (c) The Administrative Agent (which term as used in this sentence and in Section 10.05 shall include reference to its Affiliates and its Affiliates' officers, directors, employees and agents) shall not: (i) have any duties or responsibilities except those expressly set forth in this Agreement, or by reason of this Agreement be a trustee for any Lender, (ii) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Promissory Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder, (iii) be required to initiate or conduct any litigation or collection proceedings hereunder or (iv) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

                         Commercial Banks Loan Agreement

          (d) The Administrative Agent may employ agents and attorneys-in-fact, and the Administrative Agent shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Promissory Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

          (e) Any bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or Affiliate thereof as if it were not the Administrative Agent hereunder.

          10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice, request, consent, statement, instrument, document or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Bank Lenders, and such instructions of the Majority Bank Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement, any other Financing Document or the Sulfide Project, (b) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (d) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (e) the satisfaction of any condition set forth in
Section 6 or elsewhere herein, other than to confirm receipt of items required to be delivered to the Administrative Agent.

          10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an MPA Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such MPA Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of any MPA Default, the Administrative Agent shall give prompt notice thereof to the Lenders and the Borrower (and shall give each Lender prompt notice of each such non-payment).

          10.04 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.21 of the Master Participation Agreement, but without limiting the obligations of the Borrower under said Section 12.21 of the Master Participation Agreement) ratably in accordance with the aggregate principal amount of the Loans

                         Commercial Banks Loan Agreement
held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, settlements, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against (including by any Lender) the Administrative Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.21 of the Master Participation Agreement but excluding, unless an MPA Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of the Administrative Agent's agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

          10.05 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its respective Affiliates and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which the Administrative Agent only shall have the duty to forward what it has received), the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its respective Affiliates that may come into its possession.

          10.06 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.04 against any and all liability and expense that may be incurred by the Administrative Agent by reason of taking or continuing to take any such action.

          10.07 Resignation or Removal of Administrative Agent. The Administrative Agent, subject to the appointment of a successor as provided in this Section 10.07, may resign at any time by notifying the Lenders and the Borrower. The Administrative Agent may be removed as agent hereunder upon 30 days' notice by an instrument in writing signed by the Majority Bank Lenders and the Borrower. Upon any such resignation or removal, the Majority Bank Lenders shall have the right, with the approval of the Borrower not to be unreasonably withheld, to appoint a successor Administrative Agent. No removal or resignation of a Administrative Agent

                         Commercial Banks Loan Agreement
or appointment of a successor Administrative Agent shall be effective until (a) the appointment of a successor is accepted and (b) solely in the case of a removal all indemnity and compensation required under the Financing Documents have been paid or provided for. If no successor shall have been so appointed by Majority Bank Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent with the approval of the Borrower not to be unreasonably withheld which shall be a bank with an office in New York, New York or London, or an affiliate of any such bank. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After a Administrative Agent's resignation hereunder, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          10.08 Voting. Except as otherwise specified in the Master Participation Agreement, in each instance that the Lenders are required to vote hereunder, a vote shall be taken among the Lenders within the period of time specified by the Administrative Agent.

          10.09 Administrative Agent Notices. The Administrative Agent agrees to promptly furnish to each Lender a copy of each written communication (including financial information and project reports) received by it from the Parent Companies, the Borrower or the Trustee expressly relating to, and any amendment or waiver of any of the provisions of, this Agreement, the Master Participation Agreement, the Transfer Restrictions Agreement, the Security Documents, the other Financing Documents, the Project Documents and the transactions contemplated hereby and thereby, or from any Senior Lender pursuant to Section
10.02 of the Master Participation Agreement. In addition, the Administrative Agent agrees to promptly advise each Lender of any material action taken, or any action proposed by the Lenders to be taken that is not taken, by the Senior Lenders at any meeting of Senior Lenders.

          Section 11. Miscellaneous.

          11.01 Waiver. Except as expressly provided herein, no failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Promissory Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                         Commercial Banks Loan Agreement

          11.02 Notices.

          (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be (i) in writing (including telecopier) and (ii) telecopied or sent by overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto at its address and contact number specified in the signature pages hereto, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto.

          (b) All such notices and communications shall be effective (i) if sent by telecopier, when sent (on receipt of written or oral confirmation of receipt) and (ii) if sent by courier, (A) one day after deposit with an overnight courier if for inland delivery and (B) three days after deposit with an international courier if for overseas delivery. Notice of any address or facsimile number change shall be effective only upon receipt.

          (c) The Borrower agrees that the Administrative Agent may make any notices and communications received hereunder (the "Communications") available to the Lenders in an electronic/soft medium by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform"). THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE "AGENT PARTIES") HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH CREDIT PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents. Each Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic

                         Commercial Banks Loan Agreement
communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

          (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

          11.03 Amendments, Etc.

          (a) Neither this Agreement nor any terms hereof may be amended, supplemented or modified other than pursuant to a written instrument executed by
(i) Borrower, (ii) the Administrative Agent, acting in accordance with clause
(b) of this Section 11.03 and Section 10.01 of the Master Participation Agreement and (iii) with respect to any amendment, supplement or modification that modifies any provision of this Agreement in a manner that adversely affects any rights of the Administrative Agent hereunder or enlarges its duties hereunder, the Administrative Agent.

          (b) No amendment, modification, supplement or waiver of any provision of this Agreement shall, unless by an instrument signed or consented to by all of the Lenders: (i) increase, or extend the term of the Tranche A Commitments or Tranche B Commitments, or extend the term or waive any requirement for the reduction or termination of the Tranche A Commitments or Tranche B Commitments,
(ii) extend the date fixed for the payment of principal of or interest on any Loan or any commitment or other fee hereunder or under the Promissory Notes,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any commitment or other fee is payable hereunder, or alter the basis for calculating any other obligations, (v) alter the rights or obligations of the Borrower under Section 2.08, 2.09, 2.10 or 2.11, (vi) alter the terms of this Section 11.03 or Section 4.02, (vii) modify the definition of the term "Majority Bank Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (viii) waive any of the conditions precedent set forth in Section 6.

          (c) No waiver by any party hereto of any of its rights, powers and privileges under this Agreement shall be effective other than pursuant to a written instrument executed by the Party waiving such right, power or privilege, except that a waiver of rights, powers and privileges by the Senior Facility Lenders can be executed by the Administrative Agent acting in accordance with
Section 10.01 of the Master Participation Agreement.

          (d) Any modification, supplement or waiver shall be for such period and shall be subject to such conditions as shall be specified in the instrument effecting the same and any such waiver shall be effective only in the specific instance and for the purpose for which given.

          11.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                         Commercial Banks Loan Agreement

          11.05 Assignments and Participations.

          (a) The Borrower may not assign any of its rights or obligations hereunder or under the Promissory Notes without the prior written consent of all of the Lenders and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

          (b) Each of the Lenders may assign any and all of its rights and obligations hereunder only pursuant to Section 12.13 of the Master Participation Agreement. Upon execution and delivery by the assignee to the Borrower and the Administrative Agent and the Administrative Agent of an assignment and acceptance agreement substantially in the form of Exhibit C hereto (such agreement, an "Assignment and Acceptance"), pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, the assignee shall have, to the extent of such assignment, the rights, obligations and benefits of a Lender hereunder holding the Commitment and Loans (or portion(s) thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment and Loans (or portion(s) thereof) so assigned (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to, for periods during which it held the Loans, the benefits of Sections 5.01 and 11.06 hereof and Sections
3.09 and 12.21 of the Master Participation Agreement).

          (c) Each Lender may sell or agree to sell to one or more commercial banks or lending institutions (a "Participant") a participation in all or any part of its Loans, its Promissory Notes or in its Commitments; provided that no Participant shall have any rights or benefits under this Agreement, any Promissory Note or any other Financing Documents. All amounts payable by the Borrower to any Lender under Section 5 in respect of Loans held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Lender were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold.

          (d) A Lender or the Administrative Agent, as the case may be, may furnish any information concerning the Borrower in the possession of such Lender or the Administrative Agent from time to time to assignees and Participants (including prospective assignees and Participants) subject to the confidentiality provisions set forth in Section 12.10 of the Master Participation Agreement.

          11.06 Survival/Reinstatement. The obligations of the Borrower under
Section 5 and the obligations of the Lenders under Section 10.04 shall survive the repayment of the Loans and the termination of the Commitments. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower's obligations hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent or any Lender. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned,

                         Commercial Banks Loan Agreement
such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

          11.07 No Immunity. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it irrevocably waives such immunity, to the fullest extent permitted by law, in respect of its obligations under this Agreement and the Promissory Notes.

          11.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.09 GOVERNING LAW AND SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 12.16 OF THE MASTER PARTICIPATION AGREEMENT SHALL BE DEEMED INCORPORATED HEREIN MUTATIS MUTANDIS. THE BORROWER CONFIRMS ITS APPOINTMENT OF CT CORPORATION AS AGENT FOR SERVICE OF PROCESS, PURSUANT TO
SECTION 12.16(B) OF THE MASTER PARTICIPATION AGREEMENT.

          11.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDERS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR OTHER THEORY.

          11.11 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York, United States of America is of the essence, and Dollars shall be the currency of account in all events. The provisions of Section 12.06 of the Master Participation Agreement shall be deemed incorporated herein in its entirety.

          11.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.13 English Language. This Agreement is made in the English language. Any translation of this Agreement shall have no legal validity.

                         Commercial Banks Loan Agreement

            [The remainder of this page is intentionally left blank.]

                         Commercial Banks Loan Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               The Borrower

                               SOCIEDAD MINERA CERRO VERDE S.A.A.


                               By: /s/ Cristian Moran
                                   ---------------------------------------------
                               Name: Cristian Moran
                               Title: Attorney in Fact

                               Address for: Sociedad Minera Cerro
                               Notices      Verde S.A.A.
                                            c/o Asiento Minero Cerro Verde
                                            Uchumayo (Arequipa/Peru),
                                            Casilla Postal #299
                                            Shipping: Av. Alfonso Ugarte #304
                                            Cercado, Arequipa, Republic of Peru
                               Attention: General Manager
                               Fax No.: (054) 283-376
                               Telephone No.: (054) 283-363

                               With a copy to: PDC, at
                                               Phelps Dodge Tower
                                               1 North Central Avenue
                                               Phoenix, Arizona 85004
                                               U.S.A
                               Attention: Treasurer
                               Fax No: (602) 366-8150
                               Telephone No: (602) 366-8100

                         Commercial Banks Loan Agreement

                                The Administrative Agent

                                CALYON NEW YORK BRANCH,
                                     as Administrative Agent


                                By: /s/ Ted Vandermel
                                    --------------------------------------------
                                Name: Ted Vandermel
                                Title: Director


                                By: /s/ Samuel Sherman
                                    --------------------------------------------
                                Name: Samuel Sherman
                                Title: Director

                                Address for notices: CALYON New York Branch
                                                     1301 Avenue of the Americas
                                                     New York, New York 10019

                                Attention: Ted Vandermel
                                Fax No.: 212.261.3421
                                Telephone No.: 212.261.7888

                         Commercial Banks Loan Agreement

                                The Lenders

Commitment

Tranche A: US$22,500,000        CALYON NEW YORK BRANCH,
Tranche B: US$22,500,000           as Lender


                                By: /s/ Georges Romano
                                    --------------------------------------------
                                Name: Georges Romano
                                Title: Managing Director


                                By: /s/ Samuel Sherman
                                    --------------------------------------------
                                Name: Samuel Sherman
                                Title: Director

                                Lending Office: New York Branch

                                Address for notices: CALYON New York Branch
                                                     1301 Avenue of the Americas
                                                     New York, New York 10019

                                Attention: Ted Vandermel
                                Fax No.: 212.261.3421
                                Telephone No.: 212.261.7888

                         Commercial Banks Loan Agreement

Commitment

Tranche A: US$22,500,000        MIZUHO CORPORATE BANK, LTD.,
Tranche B: US$22,500,000           as Lender


                                By: /s/ Masatoshi Abe
                                    --------------------------------------------
                                Name: Masatoshi Abe
                                Title: Senior Vice President

                                Lending Office: New York Branch

                                Address for Notices: 1251 Avenue of the Americas
                                                     New York, New York 10020

                                Attention: Paul Nicholas
                                Fax No.: 212.282.3618
                                Telephone No.: 212.282.4864

                         Commercial Banks Loan Agreement

Commitment

Tranche A: US$22,500,000          THE BANK OF NOVA SCOTIA,
Tranche B: US$22,500,000             as Lender


                                  By: /s/ Michael K. Eddy
                                      ------------------------------------------
                                  Name: Michael K. Eddy
                                  Title: Director-Mining


                                  By: /s/ Alexander Mihailovich
                                      ------------------------------------------
                                  Name: Alexander Mihailovich
                                  Title: Associate

                                  Lending Office: Toronto

                                  Address for Notices: Scotia Capital
                                                       40 King Street West,
                                                       62nd Floor P.O. Box 4085,
                                                       Station A Corporate
                                                       Banking - Mining Toronto,
                                                       Ontario, Canada M5W 2X6

                                  Attention: Michael K. Eddy
                                             Alexander Mihailovich
                                  Fax No.: 416.866.2009
                                  Telephone No.: 416.866.7186/0006

                         Commercial Banks Loan Agreement

Commitment

Tranche A: US$22,500,000     THE ROYAL BANK OF SCOTLAND PLC,
Tranche B: US$22,500,000        as Lender


                             By: /s/ Gregor Hamilton
                                 -----------------------------------------------
                             Name: Gregor Hamilton
                             Title: Associate Director

                             Lending Office: The Royal Bank of Scotland plc
                                             Structured Finance, Level 5
                                             135 Bishopsgate London EC2M 3UR
                                             United Kingdom

                             Address for notices: The Royal Bank of Scotland
                                                  plc Structured Finance,
                                                  Level 5 135 Bishopsgate London
                                                  EC2M 3UR United Kingdom

                             Attention: Graham Boreham
                             Fax No.: ++44 20 7375 8762
                             Telephone No.: ++44 20 7648 3978

                         Commercial Banks Loan Agreement

                                                                      Appendix 1
                                                               to Loan Agreement

                           FORM OF NOTICE OF BORROWING

                                        [Date](1)

TO: [____________________] (the "Administrative Agent")

FROM: Sociedad Minera Cerro Verde S.A.A. (the "Borrower")

RE: Notice of Borrowing pursuant to Section 2.02 of the Commercial Banks Loan
    Agreement dated as of September 30, 2005 between the Borrower, CALYON New York Branch, as Administrative Agent and the Lenders party thereto (the "Loan Agreement")

          The Borrower hereby requests disbursement under the Loan Agreement to the Onshore Dollars Account under the Master Security Agreement on ________, 20__ (the "Disbursement Date") in an aggregate amount equal to [US$ ___________ as a Tranche A Loan] and/or [US$ ________ as a Tranche B Loan].(2)

          Disburse to: [name of bank in New York, account number]

          The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as of the date hereof that:

          1. The requested disbursement date is a Business Day falling on or before the [Tranche A Commitment Termination Date] and/or [the Tranche B Commitment Termination Date].(3)

          2. The requested disbursement is pro rata with disbursements requested under the Senior Loan Documents and is calculated in accordance with Section [_______] of the Master Participation Agreement.

          3. The disbursements requested hereby have been or are scheduled to be utilized in accordance with Section 7.04 of the Master Participation Agreement.

          4. The disbursements of Senior Loans made to date (if any) have been or are being utilized for purposes of the Sulfide Project in accordance with Section 7.04 of the Master Participation Agreement.

----------
(1) [To be dated no later than 15 Business Days before the date for the Loan to which this Notice of Borrowing relates.]

(2)  [To be inserted as applicable.]

(3)  [To be inserted as applicable.]

                  Appendix 1 to Commercial Banks Loan Agreement

          5. No MPA Default or MPA Event of Default has occurred and is Continuing.

          6. The conditions contained in [Section 5.01 [initial disbursement only] and] Section 5.02 of the Master Participation Agreement (4) and [Section 6.01 [initial disbursement only] and] Section 6.02 of the Commercial Banks Loan Agreement have been satisfied (or are expected to be satisfied on the date of disbursement, as applicable).

          The Borrower agrees that, if prior to its receipt of the disbursement requested hereby it determines that any matter certified by it herein will not be true and correct as of the time of such disbursement, it will promptly so notify the Administrative Agent. Except to the extent set forth in any such notice, each matter certified by the Borrower herein shall be deemed once again to be certified as true and correct as of the time of such disbursement as if then made.

          All defined terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement.

                                        SOCIEDAD MINERA CERRO VERDE S.A.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(4) [To be inserted solely in connection with the initial disbursement of Loans.]

                  Appendix 1 to Commercial Banks Loan Agreement

                                                                       Exhibit A
                                                               to Loan Agreement

                       [FORM OF PROMISSORY NOTE (PAGARE)]

                              PAGARE NO NEGOCIABLE

Place and date of issuance: Lima Peru, ____________
Amount US$ ____________

FOR VALUE RECEIVED, the undersigned, Sociedad Minera Cerro Verde, S.A.A. (the "Borrower"), a sociedad anonima abierta listed on the Lima Stock Exchange and duly incorporated under the laws of the Republic of Peru, registered with the Public Registry of Companies of Lima, under File No. ____________, and whose principal office is at ____________, Republic of Peru, by this non negotiable (no negociable) promissory note ("pagare") (the "Promissory Note"), except as permitted in Section 12.13 (b) of the MPA, unconditionally promises to pay to the order of ____________ (the "Holder"), against presentment of this note, the sum of ____________ dollars of the United States of America (US$ ____________) (the "Principal Amount"), payable on the dates set forth in the following payment schedule (each date, a "Payment Date") and in the amounts indicated next to the applicable Payment Date, provided that the principal amount to be paid to the Holder on a Payment Date shall not exceed the principal amount hereof outstanding immediately prior to such Payment Date.

                       PRINCIPAL AMOUNT TO BE
    PAYMENT DATE               REPAID
    ------------       ----------------------
First Payment Date          ____________

6th month after the         ____________
First Payment Date

12th month after the        ____________
First Payment Date

18th month after the        ____________
First Payment Date

24th month after the        ____________
First Payment Date

30th month after the        ____________
First Payment Date

36th month after the        ____________
First Payment Date

42nd month after the        ____________
First Payment Date

48th month after the        ____________
First Payment Date

54th month after the        ____________
First Payment Date

60th month after the        ____________
First Payment Date

66th month after the        ____________
First Payment Date

72nd month after the        ____________
First Payment Date

78th month after the        ____________
First Payment Date

84th month after the        ____________
First Payment Date

90th month after the        ____________
First Payment Date

                  Exhibit A to Commercial Banks Loan Agreement

          The Borrower also promises to pay to the Holder interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the last Payment Date, at an annual rate of the Base Rate plus the Applicable Margin (the "Interest Rate"), such interest to accrue semiannually on the outstanding principal amount during the Interest Period. Interest shall be payable in arrears on each Interest Payment Date. All computations of interest shall be made on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest are payable.

          If any payment to be made hereunder is due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          If the principal amount of this Promissory Note is not paid in full when due, then, without prejudice to any other rights or remedies of the Holder, such principal amount remaining unpaid shall carry default interest for such period of time within each related Default Interest Period during which such amount shall remain due and unpaid at an annual rate equal to the Principal Default Rate. If any other amount payable hereunder is not paid in full when due, then, without prejudice to any other rights or remedies of the Holder, such amount remaining unpaid shall carry default interest for such period of time within each related Default Interest Period during which such amount shall remain due and unpaid at an annual rate equal to the Other Amounts Default Rate.

          The Borrower may prepay on any Payment Date upon at least 60 days' prior notice, all or part of the outstanding principal amount hereof, so long as, in connection with a voluntary partial prepayment, the aggregate amount of any such voluntary partial prepayment equals at least ____________(1) dollars of the United States of America (US$____________).

          Borrower shall reimburse to the Holder its funding losses or expenses (if any) related to such prepayment, if Borrower elects to voluntarily prepay all or part of the outstanding principal amount hereof on a date other that an Interest Payment Date or a Payment Date, as the case may be. No premium or penalty shall be payable in connection with other prepayments.

          Each prepayment of the outstanding principal amount hereof shall (unless such prepayment repays in full such outstanding principal amount) be applied to prepay ratably each outstanding installment of principal hereof remaining to be paid as of the date of such prepayment.

          For purposes of this Promissory Note, the following terms shall have the following meanings:

          "Administrative Agent" means CALYON New York Branch in its capacity of administrative agent for the Holder according to the MPA.

----------
(1) Insert pro rata amount of the minimum prepayment amount applicable to the Advance(s) evidenced by the Promissory Note.

                  Exhibit A to Commercial Banks Loan Agreement

          "Applicable Margin" means [1.20% per annum](2).

          "Base Rate" means, with respect to any Interest Period or Default Interest Period, the interest rate per annum for deposits in dollars of the United States of America, if any, for a period equal to the relevant interest period which appears on page 3750 on the Moneyline Telerate Inc. (or such other page or pages as shall replace that page or pages for the purpose of displaying offered rates of leading banks for London interbank deposits in dollars) at or about 11:00 a.m. London time on the second Eurodollar Business Day before and for value on the first day of the Interest Period or Default Interest Period. If such rate does not appear on page 3750 on the Moneyline Telerate Inc. or such other page as shall replace that page for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, the Base Rate shall be the interest per annum equal to the average (rounded upward to the nearest fifth decimal place, if such average is not such a decimal) of the interest rates per annum (as provided to the Administrative Agent) at which deposits in dollars of the United States are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) two Eurodollar Business Days before the first day of the Interest Period or Default Interest Period in an amount substantially equal to each such Reference Bank's Loan comprising part of such borrowing to be outstanding during such interest period and for a period equal to (or if there is no equal, then most comparable) such interest period. The Base Rate for any interest period shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by such agent from the Reference Banks two Business Days before the first day of such interest period. If any of the Reference Banks shall be unable or otherwise fails to provide a rate for the purposes of determining the Base Rate as hereinabove provided, then the Base Rate shall be determined on the basis of the rate or rates quoted by the remaining Reference Banks.

          "Business Day" means a day on which banks are generally open for business in New York, New York, United States, Tokyo, Japan, Frankfurt am Main, Germany, London, England and Lima, Peru.

          "Collateral Agent" means Citibank del Peru S.A. in its capacity of onshore collateral agent for the Holder according to the MSA.

          "Commercial Production Start-up Date" means the date as of which the Borrower, in its judgment, has achieved start of commercial production as notified by the Borrower to the Administrative Agent.

          "Concentrate" means the copper concentrate to be produced by Borrower pursuant to the Sulfide Project.

          "Default Interest Period" means each successive period (not in excess of six months) as the Administrative Agent shall choose (with the consent of the Majority Bank

----------
(2) On the closing date include the first applicable margin. On the Payment Date immediately following the Completion Release Date, the pagare shall be substituted to include the complete "Margin" language.

                  Exhibit A to Commercial Banks Loan Agreement

Lenders), during which any amount payable by the Borrower hereunder is in default. The first such period shall commence as of the date on which such amount in default becomes due, and each such succeeding period shall commence immediately upon the expiry of the immediately preceding period; provided, however, that in the absence of, or pending consent of the Majority Bank Lenders, each Default Interest Period has a duration of one month.

          "Eurodollar Business Day" means any day on which banks are generally open for business in London, England.

          "First Payment Date" means the earlier of (i) the March 20 or the September 20 next occurring after the Commercial Production Start-up Date, and
(ii) March 20, 2008.

          "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, decree, injunction, order, writ, decision, directive, environmental guideline, policy, restriction or rule of common law, requirement of, or other mandatory governmental restriction or any similar form of decision of or determination by, any Governmental Authority, and authoritative interpretations thereof, whether now or hereafter in effect, applicable from time to time to the relevant person, property or transaction.

          "Governmental Authority" means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of any nation that affects or may affect the transactions contemplated hereby or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

          "Interest Payment Date" means, prior to the First Payment Date, each September 20 and March 20 and, starting on the First Payment Date, each Payment Date.

          "Interest Period" means any of the following periods:

               (i) on or prior to the First Payment Date, each period commencing on an Interest Payment Date (or with respect to the first Interest Period on the date hereof) and ending on the day immediately preceding the next succeeding Interest Payment Date (including the first day and the last day of such period); and

               (ii) thereafter, each period commencing on a Payment Date and ending on the day immediately preceding the next succeeding Payment Date (including the first day and the last day of such period).

          "Loan Agreement" means the Loan Agreement dated as of September 30, 2005 among the Borrower, CALYON NEW YORK BRANCH, MIZUHO CORPORATE BANK, LTD., THE BANK OF NOVA SCOTIA, and THE ROYAL BANK OF SCOTLAND PLC.

          "MPA" means the Master Participation Agreement dated as of September 30, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo

                  Exhibit A to Commercial Banks Loan Agreement

Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, and Mizuho Corporate Bank, Ltd.

          "MSA" means the Master Security Agreement dated as of September 30, 2005 entered into among the Borrower, Japan Bank For International Cooperation, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi, Ltd., KfW, CALYON New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Citibank, N.A., and Citibank del Peru S.A.

          "Other Amounts Default Rate" means the applicable Interest Rate (including the Applicable Margin) plus 2% per annum.

          "Peruvian Income Tax Act" means the Legislative Decree 774 of December 31, 1993, as amended.

          "Principal Default Rate" means 2% per annum plus the greater of (i) the Interest Rate (including the Applicable Margin) in effect immediately prior to the date in which the respective principal amount became due and was not paid, and (ii) the Base Rate for such Default Interest Period plus the Applicable Margin.

          "Reference Banks" means, collectively CALYON New York Branch, Mizuho Corporate Bank Ltd., Scotia Capital and The Royal Bank of Scotland plc, or such substitute banks designated as such by CALYON New York Branch from time to time to provide the quotations required for the determination of the Base Rate and being the principal London offices of each such bank.

          "Sulfide Project" means the Borrower's development of a primary sulfide portion of the ore body beneath the oxide portion of the ore body currently in production at its Cerro Verde copper mine, located in the Districts of Uchumayo and Yarabamba, Province of Arequipa, Peru.

          "Taxes" means any present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges.

          All payments by the Borrower of principal and interest hereunder shall be made in dollars of the United States of America, in immediately available funds, without deduction, set-off or counterclaim, to CALYON New York Branch for the account of the Holder at account number ____________, favour ____________ maintained by CALYON, New York Branch (SWIFT code ____________) with ____________ (SWIFT code [________]), in New York, New York, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Eurodollar Business Day).

          Any and all payments made by or on account of the Borrower in respect of any obligation hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes (excluding (i) Taxes imposed on or measured

                  Exhibit A to Commercial Banks Loan Agreement by the net income, profits, or capital of the Holder by the jurisdiction under the laws of which the Holder was incorporated or organized, (ii) Taxes which would not have been imposed on the Holder but for a change by the Holder of its lending office, (iii) Taxes which would not have been imposed on a Holder but for the transfer by the Holder of an interest herein or (iv) Taxes which would not have been imposed on a Holder but for such Holder's having a place of business in the jurisdiction imposing the Tax (other than a place of business arising from the transaction contemplated hereby or from having executed, delivered, performed its obligations or received a payment hereunder, or enforced its rights hereunder)), Taxes described in the immediately preceding clauses (i) through (iv) being referred to herein as the "Excluded Taxes" and Taxes other than the Excluded Taxes being referred to herein as "Indemnified Taxes", now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority of the Republic of Peru, unless such deduction or withholding is required by an applicable Government Rule, in which case the following paragraph shall apply.

          If the Borrower shall be required by law to deduct any Indemnified Taxes now or hereafter imposed, levied or collected, withheld or assessed by any Governmental Authority of the Republic of Peru from or in respect of any sum payable hereunder, the Borrower shall, at its option, either (i) pay to the Holder in respect of which such deduction or withholding is required to be made, such additional amount (the "Additional Tax Amount") as may be necessary so that after all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this paragraph), the Holder receives on the due date thereof an amount equal to the sum it would have received, had no such deduction or withholding been made, or
(ii) assume the payment of the Indemnified Tax and pay directly the full amount to the tax administration when due in accordance with Article 47 of the Peruvian Income Tax Act, so that the amount paid to the Holder equals the amount it would have received if the Borrower had not been required by law to deduct such Indemnified Tax.

          The Borrower agrees to pay or reimburse upon demand in like manner and funds, any and all documented costs and expenses of the Holder hereof or of the Collateral Agent with respect to the enforcement of this Promissory Note.

          The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of Downtown Lima (Lima-Cercado) and of any Federal or State court located in the Borough of Manhattan, The City of New York, as the Holder hereof may elect for any proceeding arising out of or relating to this Promissory Note. The Borrower waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          The Parties further agree that, without prejudice to the law of the State of New York governing the substantive obligations contained in the Loan Agreement, which has originated this Promissory Note, all procedural matters or formalities applicable to this Promissory Note to be recognized as such shall be governed by and construed in accordance with Peruvian law.

          This Promissory Note is issued in Spanish and English. The Parties agree that the applicable version of this Promissory Note will be (i) the Spanish version in case the jurisdiction

                  Exhibit A to Commercial Banks Loan Agreement of the Courts of Downtown Lima (Lima-Cercado) is the jurisdiction elected by the Holder, or be (ii) the English version in case the jurisdiction of any Federal or State court located in the Borough of Manhattan, The City of New York is the jurisdiction elected by the Holder. In case of discrepancies between the Spanish and English versions (i) the Spanish version shall prevail when the Courts of Downtown Lima (Lima-Cercado) or other Spanish speaking jurisdiction is the jurisdiction elected by the Holder, and (ii) the English version shall prevail when the Federal or State court located in the Borough of Manhattan, The City of New York or any other non-Spanish speaking jurisdiction is the jurisdiction elected by the Holder.

Lima, ____________

By: Sociedad Minera Cerro Verde, S.A.A.
Taxpayer Registry No.: 20170072465
Name of authorized officer: ____________
Identification Card No ____________
Power register in Entry No. ____________ of the Public Registry

                  Exhibit A to Commercial Banks Loan Agreement

                                                                       EXHIBIT B

                     AMORTIZATION SCHEDULE

              % of aggregate amount of all
Repayment   Advances made by the Lenders to
 Number                be repaid
---------   -------------------------------
     1                    6.25
     2                    6.25
     3                    6.25
     4                    6.25
     5                    6.25
     6                    6.25
     7                    6.25
     8                    6.25
     9                    6.25
    10                    6.25
    11                    6.25
    12                    6.25
    13                    6.25
    14                    6.25
    15                    6.25
    16                    6.25

                  Exhibit B to Commercial Banks Loan Agreement

                                                                       EXHIBIT C

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

          Reference is made to the Loan Agreement dated as of September 30, 2005 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), among Sociedad Minera Cerro Verde S.A.A., as Borrower, each of the Lenders named therein and [__________], as Administrative Agent for the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

          1. [__________] (the "Assignor") hereby sells and assigns to [___________] (the "Assignee") without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor without recourse to the Assignor, effective as of the date set forth in Schedule 1 attached hereto (the "Assignment Date"), the interests set forth on Schedule 1 hereto (the "Assigned Interest") in the Assignor's rights and obligations under the Loan Agreement, including, without limitation, the interests in the Commitment of the Assignor on the Assignment Date and the Loans owing to the Assignor which are outstanding on the Assignment Date as listed in Schedule 1 hereto, but excluding accrued interest and fees to and excluding the Assignment Date. The assignment executed hereby is made pursuant to and in accordance with Section 11.05(b) of the Commercial Banks Loan Agreement. From and after the execution and delivery by the Assignee to the Trustee and the Administrative Agent of this Assignment and Acceptance Agreement, (a) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement, the Master Participation Agreement and each other Financing Document the Assignor was party to and, to the extent of the Assigned Interest, have the rights, obligations and benefits of a Lender thereunder holding the Commitment and Loans (or portion(s) thereof) set forth on
Schedule 1 hereto and (b) the Assignor shall, to the extent of the Assigned Interest, be released from the Commitment and Loans (or portion(s) thereof) so assigned.

          2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Master Participation Agreement, the Loan Agreement, the other Financing Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Master Participation Agreement, the Loan Agreement, the other Financing Documents or any other instrument or document furnished pursuant thereto and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their obligations under the Master Participation Agreement, the Senior Loan Documents, the other Financing Documents or the Project Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (b) confirms that it has received a copy of the Master Participation Agreement, the Senior Loan Documents, the other Financing Documents and such other documents and information as it has deemed appropriate to make its own credit analysis

                  Exhibit C to Commercial Banks Loan Agreement and decision to enter into this Assignment and Acceptance, (c) agrees that it will, independently and without reliance upon the Trustee, the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Senior Loan Documents, the Master Participation Agreement and the other Financing Documents, (d) appoints and authorizes the Administrative Agent and the Administrative Agent, respectively, to take such action as agent (in their respective capacities as Administrative Agent under the Master Participation Agreement and Administrative Agent under the Commercial Banks Loan Agreement, respectively), on its behalf and to exercise such powers and discretion under the Master Participation Agreement, the Commercial Banks Loan Agreement and each other Financing Document as are delegated to the Administrative Agent and the Administrative Agent, respectively, by the terms thereof, together with such powers as are incidental thereto, (e) agrees that it will be bound by the provisions of, and will perform in accordance with their terms all of the obligations which by the terms of the Master Participation Agreement, the Commercial Banks Loan Agreement, the Promissory Notes and the other Financing Documents are required to be performed by it as a Lender and (f) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

          From and after the Assignment Date, the Trustee and the Administrative Agent, as applicable, shall make all payments under the Financing Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest or distributions) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Financing Documents for periods prior to the Assignment Date directly between themselves.

          THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Exhibit C to Commercial Banks Loan Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       [NAME OF ASSIGNOR]


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       [NAME OF ASSIGNEE]


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       Lending Office (and address for notices):

                                       [Address]


Acknowledged this ______ day of
___________________, ____

[_____________________________],
    as Administrative Agent


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------

                  Exhibit C to Commercial Banks Loan Agreement

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                             Dated ___________, ____

Date of Assignment: _____________

Legal Name of Assignor: ____________________________

Legal Name of Assignee: ____________________________

Assignee's Address for Notices: ________________________________________________

Effective Date of Assignment ("Assignment Date")(1): ________________

Amount of Assigned Tranche A Interest: ________________

Assigned Tranche A Commitment: ________________
Assigned Tranche A Loans outstanding as of the Assignment Date: ________________

Assignor's Total Tranche A Commitment and Tranche A Loans Outstanding as of the Assignment Date: ________________

Assignee's Total Tranche A Commitment and Tranche A Loans Outstanding as of the Assignment Date: ________________

Amount of Assigned Tranche B Interest: ________________

Assigned Tranche B Commitment: ________________
Assigned Tranche B Loans outstanding as of the Assignment Date: ________________

Assignor's Total Tranche B Commitment and Tranche B Loans Outstanding as of the Assignment Date: ________________

Assignee's Total Tranche B Commitment and Tranche B Loans Outstanding as of the Assignment Date: ________________

----------
(1) [Must be at least five Business Days after execution hereof by all required parties.]

                  Exhibit C to Commercial Banks Loan Agreement